                                                                    EXHIBIT 4.19


                         DATED the 29th day of July 2002



                                  GOMAN LIMITED



                                       And



                           PENTALPHA HONG KONG LIMITED


               **************************************************


                                      LEASE


               **************************************************




                             ROBERT W.H. WANG & CO.
                              SOLICITORS & NOTARIES
                                   21st FLOOR
                            NINE QUEEN'S ROAD CENTRAL
                                    HONG KONG

                            Ref.: 11313-34915/AWG/EYC
                                 (c:\Ta\Ta-21F)

THIS LEASE made this 29th day of July Two thousand and Two

Parties
-------

BETWEEN

GOMAN LIMITED whose registered office is situate at 13-15 Dai Wang Street, Tai Po Industrial Estate, Tai Po, New Territories, Hong Kong (hereinafter called "the Landlord") of the one part AND The Tenant whose name address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

WITNESSETH as follows :

                                    SECTION I
                                    ---------

                          PREMISES, TERM, RENT AND USER
                          -----------------------------

         IN CONSIDERATION of the rent and the Tenant's agreements and covenants hereinafter reserved and contained the Landlord hereby demises unto the Tenant the whole of 21st Floor of the building known as CITICORP CENTRE, 18 WHITFIELD ROAD, HONG KONG ("the Building") erected on ALL THOSE pieces or parcels of ground registered in the Land Registry as The Remaining Portion of Inland Lot No. 2227 and The Remaining Portion of Inland Lot No. 1936 (which said 21st Floor of the Building is hereinafter called "the Premises" and is for the purpose of identification delineated on the Plan hereto annexed and thereon coloured pink and hatched black) Together with the use in common with the Landlord and all others having the like right of the entrances staircase landings and passages in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and Together with the use in common as aforesaid of the lifts and escalators in the Building (if any and whenever the same shall be operating) TO HOLD the Premises unto the Tenant for the term set out in Part II of the First Schedule hereto ("the Term") YIELDING AND PAYING therefor throughout the Term such rent and other charges as are from time to time payable in accordance with the provisions set out in Part III of the First Schedule hereto and subject to the Tenant's use, occupation and enjoyment of the Premises only for the purposes set out in Part V of the First Schedule hereto and not for any other purposes whatsoever but no warranty as to fitness of the Premises for any specific use is given or deemed to be given by the Landlord and the Tenant shall at its own costs apply to the relevant Government Departments for approval on such use.

                                   SECTION II
                                   ----------

                             RENT AND OTHER CHARGES
                             ----------------------

         The Tenant hereby agrees with the Landlord as follows:

(1)      Rent and Management Charges

         (a) Subject to the rent free periods set out in the Second Schedule hereto, to pay the rent as set out in Part III of the First Schedule hereto in advance exclusive of rates and clear of all deductions on the 1st day of each calendar month, the first and last of such payments to be apportioned according to the number of days in the month included in the Term; and

         (b) To pay the said rent on the days and in the manner stipulated herein without any deduction and to pay by way of an additional rent without any deduction whatsoever and on demand interest calculated on a daily basis at an annual rate equivalent to 2% above the best lending rate for the time being quoted by The Hong Kong & Shanghai Banking Corporation Limited in Hong Kong on (i) any sum of money not received by the Landlord within 7 days of the date due for payment (whether demand or not) from the due date aforesaid until the whole of such sum is received by the Landlord (ii) any sum paid by the Landlord in default of the Tenant's obligations under this Lease from the date of payment by the Landlord until the same is received by the Landlord; and

         (c) To pay the service management and air conditioning charges payable and calculated in accordance with Part IV of the First Schedule hereto;

(2)      Rates

         To pay and discharge before the due date all rates taxes assessments duties impositions charges and outgoings whatsoever of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Property Tax, Government rent and other expenses and outgoings of a capital or non-recurring nature alone excepted).

(3)      Utility Charges and Deposits

         To pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

(4)      Rent Free Periods

         The Landlord shall grant to the Tenant the rent free period(s) as set out in the Second Schedule hereto (if any) provided that during which period (s) the Tenant shall be required to pay the rates, management and other utility service charges payable in respect of the Premises.

                                   SECTION III
                                   -----------

                              TENANT'S OBLIGATIONS
                              --------------------

         The Tenant further agrees with the Landlord as follows:

(1)      Compliance with Ordinances

         To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Government or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of this Lease and to indemnify the Landlord against the consequences of a breach of this provision.

(2)      Fitting out

         To fit out the interior of the Premises in a good and proper workmanlike fashion using good quality materials and in accordance with the requirements and provisions of the Third Schedule hereto and to maintain the same throughout the Term in good condition and repair (fair wear and tear and inherent defects excepted). In carrying out any approved work hereunder, the Tenant shall cause his servants agents contractors and workmen to cooperate fully with the Landlord and all servants and agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all reasonable instructions and directions which may be given by the Landlord's servants or agents or other authorised representatives in connection with the carrying out of such work. This provision shall further apply to all subsequent redecoration of the Premises by the Tenant.

(3)      Installation of Telephone Cables

         The Tenant shall make his own arrangements with the Pacific Century Cyberworks with regard to the installation of telephones in the Premises, but the installation of telephone lines outside the Premises must be in accordance with the directions and regulations from time to time stipulated by the Landlord.

(4)      Good Repair of Interior

         To keep all the interior non-structural parts of the Premises excluding the main drains, pipes, cable or wire and including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including but not limited to all doors windows electrical installations and wiring light fittings and fire fighting apparatus in good clean tenantable substantial and proper repair and condition (fair wear and tear and inherent defects excepted) and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

(5)      Replacement of Windows

         To pay or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the Premises (or elsewhere if used exclusively by the Tenant).

(6)      Repair of Electrical Installations

         To repair or replace if so required by the appropriate Company or Authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.

(7)      Toilets and Water Apparatus

         To keep the sanitary equipment and water apparatus (if any) used by the Tenant and his employees, agents, licensees and customers in good, clean and tenantable repair and condition (fair wear and tear and inherent defects excepted) to the reasonable satisfaction of the Landlord and the Manager of the Building and in accordance with the regulations or bye-laws of all Public Health and other Government Authorities concerned.

(8)      Cleaning and Cleaning Contractors

         To keep the Premises including all external windows lights at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord (such approval shall not be unreasonably withheld or delayed). Such cleaners shall be employed at the expense of the Tenant.

(9)      Clearing of Drains

         To pay on demand to the Landlord the reasonable cost incurred by the Landlord in cleaning and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees.

(10)     To Permit Landlord to Enter and View

         To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times upon prior appointment to enter upon the Premises to view the condition thereof and to carry out any work or repair required to be done and provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if the Landlord deems necessary. In the exercise of such rights the Landlord will cause as little disturbance to the business of the Tenant carried on in the Premises as is possible and will remedy any damage caused to the Premises which is caused by the Landlord's default or negligence.

(11)     To Repair on Receipt of Notice

         To make good all defects and wants of repair to the Premises for which the Tenant is responsible hereunder within the period of one month from the receipt of a written notice from the Landlord to repair and make good the same subject to such extension granted by the Landlord which is justifiable and reasonable in the circumstances. If the Tenant shall fail to carry out such works or repairs as aforementioned, the Landlord shall be entitled to enter upon the

Premises and carry out the same and the cost thereof shall be a debt owed by the Tenant to the Landlord and shall be repayable forthwith.

(12)     Protection from Typhoon

         To take all reasonable precautions to protect the interior of the Premises from storm or typhoon damage.

(13)     Indemnification of Landlord

         To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to spread of fire or smoke or overflow of water originated from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause (14) below.

(14)     Tenant's Insurances

         To effect and maintain during the Term of this Lease adequate insurance coverage in respect of the following:

         Liability:
         ----------

         For loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which may give rise to a claim for indemnity under Clause (13) above. The Tenant's Group or Block policy of insurance shall be effected with a reputable insurance company. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord evidence that such policy of insurance subsists together with a certificate from the insurance company that the policy is in all respects valid and subsisting.

(15)     Refuse and Garbage Removal

         To be responsible for the removal of refuse and garbage from the Premises to such locations as shall be specified by the Landlord from time to time. In the event of the Landlord providing services for refuse and garbage collection and charging for a reasonable costs, such services shall be engaged by the Tenant to the exclusion of any other similar services.

(16)     Service Entrances

         To load and unload goods only at such reasonable times and through such entrances and by such service lifts (if any) as shall be reasonably designated by the Landlord for this purpose from time to time.

(17)     Common Areas

         To pay or reimburse the Landlord the cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant its licensees employees agents contractors or invitees or any other person claiming through or under the Tenant.

(18)     Contractors Employees Invitees and Licensees

         To be liable for any act default negligence or omission of the Tenant's contractors employees invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

(19)     Directory Boards

         To pay the Landlord immediately upon demand the cost of repairing or replacing as necessary the Tenant's name on any directory boards at the Building.

(20)     Regulations

         To observe and comply with such reasonable rules and regulations as may from time to time be made or adopted by the Landlord.

(21)     Deliver up Premises and Handover

         To deliver up the Premises at the expiration or sooner determination of the Term in good clean and tenantable repair and condition (fair wear and tear and inherent defects excepted) in accordance with the stipulations herein contained.

(22)     Reinstate Premises

         To reinstate and restore the Premises to its bare shell condition and to make good all damage caused or occasioned by the erection and removal of alterations partitions or other erections. The Tenant shall comply with the reasonable directions of the Landlord and the Manager of the Building in carrying out such reinstatement and restoration.

(23)     Security Guards

         To employ as security guards of the Premises only such persons or such firm as may be approved by the Landlord (such approved shall not be unreasonably withheld or delayed). Such security guards shall be employed at the sole expense of the Tenant.

(24)     Pipes and Conduits

         To permit the Landlord to use and maintain existing pipes and conduits in and through the Premises. The Landlord or its agents shall have the right to enter the Premises to examine the same at all. reasonable times upon prior appointment and not so as to interfere with the efficient management of the Tenant's business carried on in the Premises.

(25)     Air-conditioning

         (i) The Premises shall be supplied with air-conditioning by variable air volume cooling system and in connection therewith the electric power for any variable air handling units installed within or exclusively for the Premises shall be connected to the Tenant's electricity supply meter and the Tenant shall pay direct to the supply authority or undertaker for the electric power consumed thereby and the Tenant shall permit the Landlord and its servants, accredited agents or contractors access to the Premises at all reasonable times after due notice for the purpose of carrying out necessary maintenance, repair or replacement of any air conditioning plant and equipment installed within the Premises. If the Tenant requires any alterations to the air-conditioning ducting layout, the Tenant shall submit proposals for such alterations to the Landlord, or the Landlord's agent or consultant for its approval and in any event such alteration work shall be carried out by the Landlord at the cost and expense of the Tenant.

         (ii) To reimburse to the Landlord the cost of repairing or replacing any air conditioning variable air handling units or any other part of the air conditioning system or installation which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's employees, agents, licensees or customers.

(26)     Tenant's Private Air-conditioning

         In the event of the Tenant installing private air-conditioning units in the Premises (subject always to the prior written approval of the Landlord) the Tenant shall comply with the directions and instructions of the Landlord regarding their installation and shall at the Tenant's own expense be responsible for their periodic inspection, maintenance and repair and for replacement of defective wiring, and shall be strictly liable for any damage caused directly or indirectly by the installation, operation or removal of such units.

(27)     Comply with Deed of Mutual Covenant

         To obey observe and comply with all the negative and restrictive covenants, terms, conditions and provisions in the Deed of Mutual Covenant and Management Agreement (if any) relating to the Premises and the Building and to indemnify the Landlord against any breach non-performance or non-observance thereof.

(28)     Notice of Damage

         To give notice in writing to the Landlord or its appointed agent immediately of any damage that may be caused to the Premises or suffered by any persons therein or thereon and of any accident to or defects in the electrical installations wiring piping fittings fixtures or other facilities provided by the Landlord.

                                   SECTION IV
                                   ----------

                             LANDLORD'S OBLIGATIONS
                             ----------------------

         The Landlord agrees with the Tenant as follows:

(1)      Quiet Enjoyment

         Save as herein provided otherwise, to permit the Tenant (having duly been paying the rent, rates, and other charges hereby covenanted to be paid in the manner herein provided and observing and performing the agreements terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

(2)      Property Tax Government rent and Others

         To pay Property Tax, Government rent and other expenses and outgoings of a capital or non-recurring nature attributable to or payable in respect of the Premises.

(3)      Roof and Main Structure

         To use reasonable endeavour to procure the Manager of the Building to maintain and keep the main structure of the Premises and the main drains and pipes in a proper state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair has been given to the Landlord by the Tenant and the Landlord has failed to take reasonable steps to procure the Manager of the Building to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

                                    SECTION V
                                    ---------

                          RESTRICTIONS AND PROHIBITIONS
                          -----------------------------

         The Tenant hereby further agrees with the Landlord as follows:

(1)      Installations and Alterations

         (a) Not without the previous written consent of the Landlord which prior written consent shall not be unreasonably withheld, to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the electrical wiring installation and lighting fixtures or any part thereof or to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

         (b) In carrying out any works approved hereunder the Tenant its servants agents contractors and workmen shall observe and comply with all reasonable instructions and directions of the Landlord or its authorised representatives in connection with such works.

(2)      Injury to Main Walls

         Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams or any other part of the structure of the Premises or of the Building.

(3)      Alteration to-Exterior

         Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises.

(4)      Noise

         Not to cause or produce or suffer or permit to be produced on or in the Premises any unreasonable or excessive sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which maybe or become a nuisance or annoyance to the tenants or occupiers of any neighboring premises or to other users and customers of the other parts of the Building.

(5)      Signs

         Not to exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device (whether illuminated or not) nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building.

(6)      Illegal Immoral or Improper Use

         Not to use or cause permit or suffer to be used any part of the premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of any other premises of the Building.

(7)      Sleeping or Domestic Use

         Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain in the Premises overnight except for the purposes of the Tenant's maintenance works and with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

(8)      Manufacturing and Storage of Merchandise

         Not to use the Premises for the manufacturing or storage of goods or merchandise other than stock or materials reasonably required in connection with the Tenant's business or to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereto.

(9)      Obstructions in Passages

         Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building or any part thereof used in common with other tenants or the Landlord.

(10)     Preparation of Food and Prevention of Odours

         Not to cook or permit or suffer to be cooked any food in the Premises other than a hot-bread corner nor to cause or permit any offensive or unusual odours to be produced upon the Premises.

(11)     Food by Serviceways

         Not to permit or allow any food or any food containers to be brought onto or removed from the Premises except by way of service entrances services exits and (if any) service lifts or otherwise as may be directed by the Landlord from time to time and at such times as the Landlord shall direct.

(12)     Animals, Pets and Infestation

         Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's costs such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

(13)     Subletting, Assigning

         (a) Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in anyway whether byway of subletting lending sharing or other means whereby any person or persons not named as a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Lease shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. Subject as aforesaid, this Lease shall be personal to the Tenant named in the First Schedule to this Lease and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed breaches of this Clause:

                  (i) In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise or the withdrawal of any existing partners for whatsoever reason.

                  (ii) In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy and enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

                  (iii) In the case of a Tenant which is a corporation any takeover reconstruction amalgamation merger (save and except on solvent basis with the approval of the Landlord which shall not be unreasonably withheld) voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof save and accept the Tenant or its parent company is a company listed in a recognized stock exchange.

                  (iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

                  (v) The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

         (b) Notwithstanding the provisions in sub-clause (a) above, the Tenant shall be entitled to share the Premises with the holding companies and/or the subsidiary companies and/or the affiliated companies of the Tenant including but not limited to the companies more particularly set out in the Fifth Schedule hereto and the Landlord shall procure at the cost of the Tenant the names of such corporations to be installed on the directory board situate on the ground floor of the Building provided that the Tenant shall at all times retain ultimate control over the Premises (For the purpose of this Clause, an affiliated companies of the Tenant shall mean a corporation directly or indirectly controlling or controlled by or under common control with the Tenant and control means direct or indirect ownership of at least 25% of the beneficial interest of the voting power of the appropriate corporation) and such corporations shall use or occupy the Premises as bare licensees only and such licences shall in any event be terminated upon termination of the lease hereby created and provided further that such arrangement does not breach any relevant law or regulation and no legal estate is transferred or created thereby and that the directory board shall be reinstated to its original position at the sole cost of the Tenant upon the cessation of such arrangement and the Tenant shall execute and procure each of such companies which will share the Premises with the Tenant to execute a Deed of Undertaking and Indemnity in the form hereto attached before sharing of the Premises by each of such companies.

(14)     Breach of Government Lease

         Not to cause suffer or permit any contravention of the negative and restrictive provisions of the Government Lease under which the Landlord holds the Premises and to indemnify the Landlord against any loss or damages resulting from such breach.

(15)     Breach of Insurance Policy

         Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

(16)     Aerials

         Not to erect any aerial on the roof or walls of the Building nor on ceiling or walls save that the Tenant is permitted to erect aerials on ceiling or walls within the Premises.

(17)     No Gambling

         Not to permit gambling of any description whatsoever in or around Premises.

(18)     Sale of Liquor

         Not to sell or supply any beer wine spirits liquor or alcohol except in compliance with the terms of the regulations under which the relevant licence is granted by the Government in respect of the Premises.

(19)     No Touting or Soliciting

         Not to tout or solicit for business or to permit any touting or soliciting for business or the distributing of pamphlets notices or advertising matter outside the Premises or anywhere within the Building.

(20)     No Gas

         Not to bring or permit to be brought into the Premises any gas whether bottled or in pressurised containers or otherwise for any purpose whatsoever.

(21)     No Storage of Hazardous Goods

         Not to use the Premises for the storage of goods or merchandise other than samples consistent with the nature of the Tenant's business, nor to keep or store or permit or suffer to be kept or stored any hazardous goods within the meaning of the Dangerous Goods Ordinance and the Regulations thereunder or any statutory modification or re-enactment thereof.

                                   SECTION VI
                                   ----------

                                   EXCLUSIONS
                                   ----------

         IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not (unless due to the Landlord's default or negligence) in any circumstances be liable to the Tenant or any other person whomsoever:

(1)      Lifts, Air-conditioning and-Other Utilities

         In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts, escalators and air conditioning system, electric power water supplies or any other service provided in the Building.

(2)      Fire and Overflow of Water


         In respect, of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building.


(3)      Security

         For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

                                   SECTION VII
                                   -----------

                                ABATEMENT OF RENT
                                -----------------

Suspension of Rent
------------------

         If the Premises or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible or become unfit for occupation not due to any default of the Tenant but owing to fire flooding defective construction earthquake subsidence of the ground or any calamity beyond the control of the Landlord and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this Lease the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent, air conditioning and management fees hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended until the Premises shall again be rendered fit for occupation and accessible Provided that nothing herein shall impose on the Landlord any obligation to repair or reinstate the Premises or any part thereof and Provided that should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after two months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the covenants agreement stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII
                                  ------------

                                     DEFAULT
                                     -------

         It is hereby expressly agreed and declared as follows:

(1)      Default

         If the rent and/or any charges payable hereunder or any part thereof shall be in arrear for seven (7) days after the same have become payable (whether formally demanded or not) or if there is any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed and the Tenant fails to rectify the same within 14 days after written notice served on the Tenant by the Landlord specifying the same or if the Tenant becomes bankrupt or being a corporation goes into liquidation or if the Tenant suffers execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine and the Landlord shall be entitled to deduct from the Deposit referred to in Section IX hereof the amount as to compensate any loss suffered by the Landlord but without prejudice to the Landlord's right to claim any further damages which the

Landlord shall have sustained in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

(2)      Acceptance of Rent

         The acceptance of any rent by the Landlord hereunder shall not operate or be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

(3)      Act of Employees Invitees Licensees

         For the purpose of these presents any act default neglect or omission of any guest visitor servant contractor employee agent invitee or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant and any act default neglect or omission of any servant, contractor employee or agent of the Landlord shall be deemed to be the act default neglect or omission of the Landlord.

(4)      Re-entry

         A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

(5)      Distraint

         For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

                                   SECTION IX
                                   ----------

                                     DEPOSIT
                                     -------

(1)      Deposit

         The Tenant shall upon the signing hereof deposit with the Landlord a deposit ("the Deposit") for the sum or sums specified in part VI of the First Schedule hereto to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which the Deposit shall be held by the Landlord throughout the currency of this Lease with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct from the Deposit the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the currency of this Lease the Tenant shall forthwith on demand by the Landlord pay to the Landlord any additional sum equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Lease as hereinbefore provided.

(2)      Repayment of Deposit

         Subject as aforesaid the Deposit shall be returned to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of the Term and delivery of vacant possession to the Landlord subject to after settlement of the outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed.

                                    SECTION X
                                    ---------

                                   REGULATIONS
                                   -----------

(1)      Introduction of Regulations

         The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations ("the Regulations") as it may consider reasonable and necessary for the proper operation and maintenance of the Building or any part thereof.

(2)      Conflict

         Such Regulations shall be supplementary to the terms and conditions contained in this Lease and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Lease the terms and conditions of this Lease shall prevail.

(3) The Landlord shall not be liable to anyone for any loss or damages however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

                                   SECTION XI
                                   ----------

                        INTERPRETATION AND MISCELLANEOUS
                        --------------------------------

(1)      Name of Building

         The Landlord reserves the right to re--name the Building with any such name or style as it in its sole discretion may determine without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor provided that the

Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

(2)      Condonation Not a Waiver

         No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

         Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(3)      Letting Notices and Enter

         During the three months immediately before the expiration of the said Term and if the Tenant has not exercised its option to renew (if any) the Tenant shall permit all persons having written authority from the Landlord to enter and view the Premises and every part thereof at all reasonable times upon prior appointment Provided that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of 3 months.

(4)      Service of Notice

         Any notice required to be served hereunder, if to be served on the Tenant shall be sufficiently served if delivered to or dispatched by registered post to the registered office or last known address of the Tenant or left at the Premises or at the last known address of the Tenant and, if to be served on the Landlord, shall be sufficiently served if delivered to or dispatched by registered post to the registered office or last known address of the Landlord. A notice sent by registered post shall be deemed to be given at the time and of posting.

(5)      Gender

         In this Lease if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

(6)      Heading and Index

         The Headings and Index (if any) are intended for guidance only and do not form a part of this Lease nor shall any of the provisions of this Lease construed or interpreted by reference thereto or in anyway affected or limited thereby.

(7)      Stamp Duty and Cost

         Each Party shall bear its own legal costs and disbursements of and incidental to the preparation and completion of this Lease. The stamp duty and registration fee (if any) payable on this Lease shall be shared by the parties equally.

(8)      No Fine

         The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this lease.

(9)      Additional Terms

         The additional terms (if any) as set out in the Fourth Schedule hereto shall apply to this Lease and shall be deemed to be incorporated herein.

(10)     Exclusion of Warranties

         This Lease sets out the full agreement between the parties and supersedes any other commitments, agreements, representations, warranties or understandings, written or verbal, that the parties may have had with respect to the Premises.

                                 FIRST SCHEDULE
                                 --------------

                               PART I - THE TENANT
                               -------------------

PENTALPHA .HONG KONG LIMITED whose registered office is situate at 12th Floor, Kin Teck Industrial Building, No. 26 Wong Chuk Hang Road, Aberdeen, Hong Kong.

                                 PART II - TERM
                                 --------------

Seventy-seven (77) months commencing on the 1st day of July, 2002 and expiring on the 30th November, 2008.

                         PART III - PARTICULARS OF RENT
                         ------------------------------

The rent payable during the period from the commencement of the Term to 30th
----------------------------------------------------------------------------
November, 2005
--------------

HK $160,000.00 per month exclusive of rates, management and air-conditioning charges and other outgoings.

The rent payable during the period from 1st December, 2005 to 30th November 2008
--------------------------------------------------------------------------------

(1) The open market rental value for the Premises and the five Car Parks (as defined in the Sixth Schedule hereto) current at 30th November, 2005("the said date") provided that if the same shall exceed HK$168,292.00 per month, the rent payable for the Premises and the five Car Parks (as defined in the Sixth Schedule hereto) during the period from 1st December, 2005 to 30th November, 2008 shall be HK$168, 292. 00 per month and if the open market rental value current at 30th November, 2005 shall be less than HK$100,985.00 per month, the rent payable for the Premises and the five Car Parks (as defined in the Sixth Schedule hereto) during the period from 1st December, 2005 to 30th November, 2008 shall be HK$100,985.00 per month. Such open market rental value ("the market rent") may be agreed between the Landlord and the Tenant or (in the absence of agreement) determined by an independent valuer (acting as an expert and not as an arbitrator) such valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Hong Kong Institute of Surveyors on the application of the Landlord and the Tenant made not earlier than 2 months before 1st November, 2005 but not later than that date and so that in the case of such valuation the market rent to be determined by the valuer shall be such as he shall decide should be the monthly rent at the said date for the Premises and the five Car Parks:

    (a)  on the following assumptions at the said date:

         (i) that the Premises are fit for immediate occupation and use and that no work has been carried out thereon by the Tenant its subtenants or their predecessors in title during the term which has diminished the rental value of the Premises;

         (ii) that the Premises are available to let by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Deed for the period from 1st December, 2005 to 30th November, 2008;

         (iii) that the covenants herein contained on the part of the Tenant have been fully performed and observed;

                  AND having regard to the market rent current at the said date;

    (b)  but disregarding:

         (i) any effect on rent of the fact that the Tenant its subtenant or their respective predecessors in title have been in occupation of the Premises;

         (ii) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant its subtenants or their predecessors in title in their respective businesses; and

         (iii) any increase in rental value of the Premises attributable to the existence at the said date of any improvement to the Premises or any part thereof carried out, with consent, by the Tenant its subtenants or their respective predecessors in title after the date hereof.

(2)      IT IS HEREBY AGREED in relation to the revised rent as follows:

    (a)  (i)      the fees and expenses of the valuer including the cost of his appointment shall be borne equally by the Landlord and the Tenant who shall otherwise each bear their own costs; and

         (ii) the valuer shall afford to each of the parties hereto an opportunity to make representations to him; and

         (iii) If the valuer shall die delay or become unwilling or incapable of acting or if for any other reason the President for the time being of the Hong Kong Institute of Surveyors or the person acting on his behalf shall in his absolute discretion think fit he may by writing discharge the valuer and appoint another in his place.

    (b)  (i)      if the revised rent payable on and from 1st December, 2005 has not been agreed by that date rent shall continue to be payable at the rate previously payable until the revised rent is ascertained when the Tenant shall forthwith pay to the Landlord any shortfall between the rent and the revised rent and any surplus between the rent and the revised rent shall be applied for payment of the rent of next month;

         (ii) for the purposes of this proviso the revised rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or the date determination by the valuer.

(3) For the avoidance of doubt, the maximum rent of HK$168,292.00 per month and the minimum rent of HK$100,985.00 per month mentioned in the sub-clause (1) above shall include the monthly rent for the Premises (exclusive of Government rates, management fee and air-conditioning charges) and the monthly licence fee of the five Car Parks (inclusive of Government rates and management fee). Therefore, the total monthly rent and licence fee payable by the Tenant for the Premises and the five Car Parks for the period from 1st December, 2005 to 30th November, 2008 shall not exceed HK$168,292.00 per month and shall not less than HK$100,985.00 per month.

        PART IV - PARTICULARS OF MANAGEMENT AND AIR CONDITIONING CHARGES
        ----------------------------------------------------------------

(1)      HK$63,382.94 per month (i.e. HK$4.54 psf gross).

(2) If at any time during the said term, the costs relative to the supply of air conditioning (including inter alia, fuel cost, the operating costs of the Landlord and the electricity charges imposed by The Hong Kong Electric Company Limited and any other inflation factors) shall have been risen over the costs thereof prevailing at the commencement of the said term, the Landlord shall be entitled to serve a notice in writing upon the Tenant increasing the charges of air conditioning by an appropriate amount and thereafter such increased charges shall be payable in lieu of the charges set out in paragraph (1) hereof. Further increase may be made after an earlier notice of increase shall have become operative. When any notice of increase shall be sent by the Landlord to the Tenant the notice shall be accompanied by an explanatory memorandum and also notices of increase in electricity charges and operating costs from the relevant authorities and an explanatory note on any other inflation factors but the Landlord's reasonable assessment of the appropriate increase shall be conclusive.

(3) For the purpose of this Part, normal business hours for office means the hours between 8:30 a.m. to 6:30 p.m. from Monday to Friday and 8:30 a.m. to 2:00 p.m. on Saturday.

(4) Subject to (2) above, the supply of air conditioning outside the normal business hours can be arranged provided that written request must be given to the Landlord and the Management Office five hours before such use. The air conditioning supply outside of normal business hours shall be charged for the time being at HK$200.00 per hour. The Landlord is entitled to increase the off-hour air conditioning charge rate from time to time to reflect the actual cost involved.

                                  PART V - USER
                                  -------------

                        Office for business purposes only

                                PART VI - DEPOSIT
                                -----------------

HK$670,148.82 being three months' rent, management and air-conditioning charges.

                                 SECOND SCHEDULE
                                 ---------------

Rent free periods:

(1)      From 1st July, 2002 to 30th September, 2002;

(2)      From 1st January, 2003 to 28th February, 2003;

(3)      From 1st January, 2004 to 29th February, 2004; and

(4)      From 1st January, 2005 to 28th February, 2005.

                                 THIRD SCHEDULE
                                 --------------

                         SUBMISSION AND APPROVAL OF PLANS
                        --------------------------------

(1) Prior to the commencement of decoration works to the Premises the Tenant shall at its own costs prepare and submit to the Landlord for its approval suitable drawings and specifications of the works to be carried out by the Tenant (hereinafter collectively called "the Tenant's Plans") to enable the Premises to be fitted out and completed for the purposes specified in this Lease. The Tenant's Plans shall, without limitation, include:

         (i) detailed drawings, plans and specifications for all partitioning;

         (ii) detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord; and

         (iii) details of any proposed amendments, additions or alterations to any electrical mechanical or other building services;

and shall comply with all relevant Ordinance, Regulations and Bye-laws from time to time issued by the Government of Hong Kong.

(2) The Landlord will consider the Tenant's Plans and may approve or disapprove the Tenant's Plans or any part of them as it thinks fit provided that such approval shall not be unreasonably withheld or delayed.

(3)      The Tenant shall not

         (i) carry out or attempt to carry out any work which requires the consent of the Buildings Ordinance Office or any other competent Authority without previously obtaining such consent.

         (ii) do or permit any act or thing to be done which is likely to cause any fire risk or other hazard in the Building.

                                 FOURTH SCHEDULE
                                 ---------------

(1) The parties hereto agree that this Lease is conditional upon the grant of a written consent from the present mortgagee of the Premises, The Hong Kong and Shanghai Banking Corporation

Limited and the Landlord shall obtain such written consent before the commencement of the Term. The parties hereto agree to comply with any requirements the said mortgagee may impose in granting such consent including but not limited to the execution of the Letter of Undertaking or any other documents(s) by the Tenant in the form hereto attached or in such other form(s) prescribed by the Mortgagee from time to time at its absolute discretion.


(2) The Landlord shall handover the Premises to the Tenant in a "bare shell" condition upon the commencement of the Term except that the Landlord shall not remove the ceiling tiles installed in the Premises and the Landlord shall cleanse the air-conditioning unit including the filter in the Premises and ensure that the existing air-conditioning system is in good working order before the commencement of the Term. Notwithstanding any provisions herein to the contrary, it is hereby agreed that at the expiration or sooner determination of the Term, the Tenant shall, if being requested by the Landlord, deliver up the Premises together with the ceiling tiles installed therein in their state and condition as at the commencement of the Term.

                                 FIFTH SCHEDULE
                                 --------------

            Names of Company                Certificate of Incorporation Number
            ----------------                -----------------------------------

(1)  Wing Shing Holdings Company Ltd.       164842 (Incorporated in British
                                            Virgin Islands)
(2)  Kwong Lee Shun Trading Company Ltd.    118702 (Incorporated in Hong Kong)

                                 SIXTH SCHEDULE
                                 --------------

During the term of this Lease, the Landlord shall procure that Car Parking Space No. 17 (covered) on the 1st Floor, Car Parking Spaces Nos. 42 and 44 (covered) on the 2nd Floor and Car Parking Spaces Nos. 3 and 4 (uncovered) on the 2nd Floor of the Building (collectively "the Car Parks") shall be licensed by the respective owners thereof to the Tenant for his use at a licence fee of HK$12,500.00 per month (for all five Car Parks) (inclusive of management fee and Government rates) throughout the term of this Lease provided that the total sum of the monthly rent of the Premises (exclusive of Government rates, management fee and air-conditioning charges) and the monthly licence fee of the five Car Parks (inclusive of management fee and Government rates) during the period from 1st December, 2005 to 30th November, 2008 payable by the Tenant shall be the market rent for the Premises and the five Car Parks determined in accordance with Part III of the First Schedule hereto.

         AS WITNESS hereof the parties hereto have executed this Lease the day and year first above written.

SEALED with the Common Seal of        )
the Landlord and SIGNED by            )
Dr. Chiang Chen Yuen                  )    /s/ Dr. Chiang Chen Yuen
the director(s) duly authorized by    )
the Board of Directors                )
whose signature is                    )
verified by:                          )
/s/ Ching Mei Yee
Ching Mei Yee
Solicitor
ROBERT W.H. WANG & CO.
HONG KONG SAR

SEALED with the Common Seal of        )
the Tenant and SIGNED by              )
Mr. John C.K. Sham, director          )        /s/ Mr. John C.K. Sham
the director(s) duly authorized by    )
the Board of Directors in the         )
presence of/whose signature is        )
verified by:                          )
/s/ Patrick P.O. Hui
Patrick P.O. Hui
Solicitor, Hong Kong SAR
Robin Bridge & John Liu

RECEIVED the day and year first       )
above written of and from the         )
Tenant the sum of HONG KONG           )
DOLLARS SIX HUNDRED                   )        HK$670,148.82
AND SEVENTY THOUSAND                  )
AND ONE HUNDRED AND                   )        For and on behalf of
FORTY EIGHT AND CENTS                 )        GOMAN LIMITED
EIGHTY TWO ONLY being the             )        /s/ Dr. Chiang Chen Yuen
                                               -------------------------
deposit hereinbefore mentioned        )        Authorized signature(s)

TO:  The Hong Kong and Shanghai                Date :   29th July 2002
     Banking Corporation Limited

        Re:  The whole of 21st Floor of Citicorp Centre,
             18 Whitfield Road, Hong Kong ("the Property")
             ---------------------------------------------

         IN CONSIDERATION of your agreeing to grant consent to our entering into a Lease ("the Lease") of the Property, We, Goman Limited ("the Landlord") and Pentalpha Hong Kong Limited ("the Tenant") hereby undertake with you as follows:

1. That no premium or other moneys (other than the monthly rent and deposit) has been paid or is payable in respect of the grant of the Lease;

2. That no rent is payable in advance for any period longer than one month;

3.       That there is no option to purchase in favour of the Tenant;

4. That your consent is limited to the Lease and any further dealings (including but not limited to any assignment of the Lease, subletting or parting with possession of the Property or any part thereof by the Tenant and any renewal of the Lease) shall require your prior written consent;

5.       That your position as mortgagee of the Property will not be prejudiced;

6. That the Lease shall be upon the terms and conditions approved by you and without any deviation therefrom or amendment thereof;

7. That notwithstanding any rule of law or equity or statutory provisions to the contrary, neither you nor your successors and assigns (collectively "you and your successors"), shall be under any liability to return the deposit paid under the Lease, whether to the Tenant or to its successors or permitted assigns or any other person entitled thereto (collectively "the Tenant and its successors"), at the expiration or sooner determination of the Lease and the Tenant and its successors shall (as against you and your successors) have no right of and shall not seek to set off the deposit against any monies payable by the Tenant and its successors under the Lease;

8.       A copy of this letter shall be annexed to the Lease; and

9. That the costs of Messrs. Johnson Stokes & Master herein shall be paid by us within 14 days from the date of this letter.

10. That a copy of the Lease duly completed and stamped be sent to Messrs. Johnson Stokes & Master within 14 days from the date of this letter.

11. That a copy of the Lease duly registered in the Land Registry be sent to Messrs. Johnson Stokes & Master upon receipt of the same from the Land Registry.

                                                  Yours faithfully,

         For and on behalf of                     For and on behalf of

         GOMAN LIMITED                            PENTALPHA HONG KONG LIMITED

         /s/ Dr. Chiang Chen Yuen                 /s/ John C.K. Sham
         -----------------------------            ------------------------------
         Authorized Signature(s)                  Authorized Signature(s)
         the Landlord                             the Tenant